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                                                                    EXHIBIT 23.1

                          INDEPENDENT AUDITORS' CONSENT


The Board of Directors
Audiovox Corporation:

         We consent to the use of our report dated January 25, 1999 included herein, with respect to the consolidated balance sheets of Audiovox Corporation and subsidiaries as of November 30, 1998 and 1997, and the related consolidated statements of income (loss), stockholders' equity and cash flows for each of the years in the three-year period ended November 30, 1998.



                                       /s/ KPMG LLP
                                       -----------------------------------



Melville, New York
January 12, 2000